EXHIBIT 10.1

FIFTH AMENDMENT TO OPERATING AGREEMENT

THIS FIFTH AMENDMENT TO OPERATING AGREEMENT (the “Amendment”) is entered into effective as of the 31st day of December, 2010 by and between TUSCARORA GAS TRANSMISSION COMPANY, a Nevada general partnership, (the "Partnership") and TRANSCANADA NORTHERN BORDER INC. (formerly TRANSCAN NORTHWEST BORDER LTD.), a Delaware corporation (the "Operator").

Capitalized terms used herein but not otherwise defined herein shall have the meaning given such terms in the Agreement (as defined below).

RECITALS:

WHEREAS, Partnership and Operator entered into that certain Operating Agreement dated as of December 19, 2006, as amended by the First Amendment to Operating Agreement dated as of June 21, 2007, the Second Amendment to Operating Agreement dated as of December 31, 2007, the Third Amendment to Operating Agreement dated as of December 31, 2008, and the Fourth Amendment to Operating Agreement dated as of December 31, 2009 (collectively, the “Agreement”), pursuant to which Operator agreed to operate the Tuscarora Pipeline on the terms and conditions set forth therein; and

WHEREAS, Partnership and Operator now desire to amend the Agreement to further extend the term of the Agreement effective as of December 31, 2010;

NOW, THEREFORE, for and in consideration of the following and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

      1.           Section 9.01 of the Agreement is hereby amended by deleting the date “December 31, 2010” that appears in such section (as amended) and substituting in place thereof the date “April 1, 2012”

2.           Except as and to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with the terms and provisions thereof, and the execution, delivery and effectiveness of this Amendment shall not operate as a release or waiver of any other right, power or remedy of the Parties to the Agreement, nor constitute a release or waiver of any other provision of the Agreement.

3.           This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Amendment, and all of which, when taken together, shall be deemed to constitute one and the same agreement.  The Parties may sign and deliver this Amendment by facsimile transmission.  Each Party agrees that the delivery of this Amendment by facsimile shall have the same force and effect as delivery of original signatures, and that each Party may use such facsimile as evidence of the execution and delivery of this Amendment by all Parties to the same extent that an original signature could be used.

4.           This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to its conflict of laws rules or principles.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date indicated.

TUSCARORA GAS TRANSMISSION COMPANY, by its Partners

TC Pipelines Tuscarora LLC

By: /s/ Steven D. Becker
Name: Steven D. Becker
Title: President

By: /s/ Donald J. DeGrandis
Name: Donald J. DeGrandis
Title: Vice-President and Assistant Secretary

TC Tuscarora Intermediate Limited Partnership, by its general partner, TC PipeLines GP, Inc.

By: /s/ Terry C. Ofremchuk
Name: Terry C. Ofremchuk
Title: Vice President, Taxation

By: /s/ Annie C. Belecki
Name: Annie C. Belecki
Title: Assistant Secretary

TRANSCANADA NORTHERN BORDER INC.

By: /s/ Dean K. Ferguson
Name: Dean K. Ferguson
Title: President

By: /s/ Lee G. Hobbs
Name: Lee G. Hobbs
Title: Vice President